                              ARTICLES OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                    WARBURG, PINCUS INSTITUTIONAL FUND, INC.




                  EUGENE P. GRACE and JANNA MANES, being Vice President and Secretary and Assistant Secretary, respectively, of WARBURG, PINCUS INSTITUTIONAL FUND, INC. (the "Fund"), a corporation organized and existing under and by virtue of the Maryland Corporation Law, DO HEREBY CERTIFY:

                  FIRST: That the Board of Directors of the Fund adopted the following resolution on July 22, 1996 for amendment of the Articles of Incorporation of the Fund:

                  RESOLVED, that the name of the "Foreign Developed Markets Portfolio" be, and hereby is, changed to the "Managed EAFE Portfolio", or such other name as the officers of the Fund may determine from time to time in order to satisfy the requirements of any regulatory authority, and that the officers of the Fund, or their designees, be, and hereby are, authorized and directed to execute and file amendments to the Fund's Articles of Incorporation, if required, and to do any and all such other lawful acts as may be necessary or appropriate to perform and carry out any name change.

                  SECOND: That the name of a Series of Stock of the Fund be, and hereby is, changed from "Managed EAFE Portfolio" to "Managed EAFE(R) Countries Portfolio" to reflect the portfolio's investment policies.

                  THIRD: That the amendment is limited to a change expressly permitted by ss. 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and that the Fund is registered as an open-end company under the Investment Company Act of 1940.

                  IN WITNESS HEREOF, the undersigned have executed these Articles of Amendment and do hereby acknowledge that it is the act and deed of each of them and, under penalty of perjury, to the best of the knowledge, information and belief of each of them, the matters and facts contained herein are true in all material respects.


DATE:  September 30, 1996                     /s/ Eugene P. Grace
                                                  Eugene P. Grace
                                                  Vice President and Secretary




ATTEST:


/s/ Janna Manes
Janna Manes
Assistant Secretary